UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2024

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-576-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $0.01 par value	MSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2024, the Board of Directors of Motorola Solutions, Inc. (the “Company”), upon the recommendation of its Compensation and Leadership Committee and in consultation with its independent compensation consultant, approved an increase in the target annual long-term incentive award opportunity for 2025 for Gregory Q. Brown, the Company’s Chairman and Chief Executive Officer (“CEO”), from $22.865 million to $27.365 million. The Compensation and Leadership Committee and the Board of Directors believe Mr. Brown’s ability to generate shareholder returns, to make strategic investments that strengthen the Company’s portfolio and continue to successfully execute the Company’s long-term strategy is critical to the Company’s path forward and that it is in the best interest of the Company’s shareholders to retain Mr. Brown as CEO. As previously disclosed, Mr. Brown’s annual long-term incentive awards are 100% performance-based and equity-based, consisting of performance stock options, market stock units and performance stock units.

In addition, on October 8, 2024, in order to reward, retain and further incentivize the Company’s senior executive operational leadership team and to continue to maintain a strong emphasis on long-term shareholder value creation, the Compensation and Leadership Committee of the Board of Directors of the Company approved, with a grant date effective mid-November 2024, a special retention grant of $12 million in target value of performance stock units (“PSUs”) to each of Jason J. Winkler, Executive Vice President and Chief Financial Officer, John P. Molloy, Executive Vice President and Chief Operating Officer, and Mahesh Saptharishi, Executive Vice President and Chief Technology Officer (the “Retention Awards”). The target value for each of the Retention Awards represents the value of the shares underlying the target number of PSUs as of the grant date. The grant date for the Retention Awards will be determined consistent with the Company’s equity award policies.

The Retention Awards are subject to substantially the same terms as the named executive officers’ 2024 regular annual awards, including the same relative total shareholder return performance criteria as the annual awards (as set forth in the Company’s previously filed 2024-2026 Performance Measures under the Company’s Long Range Incentive Plan (the LRIP)), except that the maximum potential payout percentage of the Retention Awards is 200% of the target award, compared to 250% of the target award of the annual grants, and the Retention Awards have a three-year performance period beginning on the grant date. In addition, the Retention Awards are not subject to any special vesting upon an executive’s retirement nor any adjustment for mid-cycle promotions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: October 9, 2024	By:	/s/ Kristin L. Kruska
		Name:	Kristin L. Kruska
		Title:	Corporate Vice President, Transactions, Corporate & Securities Law and Secretary